SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): December 28, 2005

                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))


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Item 1.01:  Entry into a Material Definitive Agreement

The information required by Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01:  Completion of Acquisition or Disposition of Assets

On December 23, 2005, AeroCentury Corp. (the "Company") completed the acquisition of four Fokker Model F27 Mk050 for US$2,200,000 each. Two of the aircraft were purchased from Denim Air Lease & Finance B.V. ("Denim"). The other two aircraft were purchased from VLM Airlines, N.V. ("VLM"). All four aircraft were leased back to VLM pursuant to contemporaneously executed lease agreements. Other than the sale/leaseback transactions and a pre-existing lease by VLM of other aircraft owned by the Company, there exists no material relationship between the Company, its affiliates or any of the Company's directors and officers, on the one hand, and either of VLM or Denim, on the other. The terms of the acquisition were negotiated between the Company and each of Denim and VLM on an arms-length basis.


Exhibits:

        10.1    Purchase Agreement with Denim Air Lease & Finance B.V.
        10.2    Purchase Agreemetn with VLM Airlines, N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 28, 2005

AEROCENTURY CORP.

By: /s/ Toni M. Perazzo

Toni M. Perazzo
Sr. Vice President & Chief Financial Officer